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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-23787, No. 33-44859, No. 33-36739, No. 33-79854 and No. 33-89964 of Medex,
Inc. on Form S-8 of our reports dated August 13, 1996 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for income taxes), appearing in and incorporated by reference in the Annual Report on Form 10-K of Medex, Inc. for the year ended June 30, 1996.


Deloitte & Touche LLP

Columbus, Ohio
September 25, 1996